UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2026

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36081	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Controls Drive Shelton, Connecticut		06484
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NNVC	NYSE-American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

NanoViricides, Inc. (the “Company”) participated in the Alliance Global Partners (AGP) Healthcare Companies Showcase held on May 20, 2026. Dr. Anil R. Diwan, PhD, the Company’s President and Executive Chairman, participated as a panelist in a “fireside chat” interview with Dr. James Molloy, Managing Director, Equity Research, A.G.P. Dr. Molloy asked Dr. Diwan a question regarding whether the Company’s drug candidates could help in the current Ebolavirus epidemic in progress in Democratic Republic of Congo (DRC). Dr. Diwan responded as follows:

“During COVID-19, NanoViricides had developed two drug candidates, the first one, NV-387, and a back-up candidate, NV-387 encapsulating Remdesivir. NV-387 is a broad-spectrum antiviral, now entering Phase II clinical trial against Mpox in DRC. Remdesivir had gone into a clinical trial against Ebola already. In that clinical trial, two other antibodies were found to be superior to it and were approved for EBOV Zaire, one was a Regeneron Monoclonal antibodies cocktail, and the other was an antibody isolated and developed from an EBOV-Zaire survivor. Neither of these are responsive for the new Bundibugyo strain in DRC. Efficacy of remdesivir against Ebola in this clinical trial was not established, but safety and tolerability in humans was. That is the basis on which remdesivir entered the very first clinical trials and became the first approved drug to treat COVID-19 patients. Remdesivir was earlier found to be active against Ebola infection in animal models prior to these clinical trials. The problem was that remdesivir metabolizes readily in the bloodstream, limiting its efficacy in humans. Also, remdesivir is an infusion. We therefore developed an oral formulation of remdesivir by encapsulating it inside the NV-387 nanoviricide micelles, and showed that it was active in animal models of COVID. We have also demonstrated that this encapsulation protects remdesivir against bodily metabolism and improves its lifetime and thus its effect. We have in fact published a peer-reviewed paper in PLOS one on these studies. Because NV-387 by itself was highly effective as a broad-spectrum antiviral, we have continued clinical regulatory development of NV-387 by itself. And we keep NV-387 with Remdesivir encapsulated as the back-up candidate. So, to answer your question, yes, we have two candidates, NV-387 itself and NV-387 with Remdesivir encapsulated, both of which are expected to be effective against the current Ebola virus Bundibugyo strain in DRC. In addition, we do have a clinical site in DRC for treatment of Mpox patients. It depends upon the public health responders in DRC how to proceed.”

Some of the above information was previously undisclosed information that could be deduced by persons familiar with the Company based on the Company’s press release dated May 18, 2026, and the Company’s prior work that included Ebola viruses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoViricides, Inc.

Date: May 21, 2026	By:	/s/ Anil Diwan
	Name:	Anil Diwan
	Title:	President, Chairman, Chief Executive Officer